Exhibit 10.15

AIRBNB, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1

PURPOSE

The Plan’s purpose is to assist employees of the Company and its Designated Companies in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or determined by the Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1    “Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.2    “Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.3    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.6    “Committee” means the Compensation Committee of the Board.

2.7    “Common Stock” means the Class A common stock of the Company.

2.8    “Company” means Airbnb, Inc., a Delaware corporation, or any successor.

2.9    “Compensation” of an Employee means the regular earnings or base salary, bonuses and commissions paid to the Employee by the Company or a Designated Company, as applicable, on each Payday as compensation for services to the Company or the Designated Company, as applicable, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding: (a) education or tuition reimbursements, (b) imputed income arising under any group insurance or benefit program, (c) travel expenses, (d) business and moving reimbursements, including tax gross ups and taxable mileage allowance, (e) income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and (f) all contributions made by the Company or any Designated Company for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income. The Administrator, in its discretion, may establish a different definition of Compensation for an Offering, which for the Section 423 Component shall apply on a uniform and nondiscriminatory basis. Further, the Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.

2.10    “Designated Company” means each Affiliate and Subsidiary, including any Affiliate and Subsidiary in existence on the Effective Date and any Affiliate and Subsidiary formed or acquired following the Effective Date, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Company may participate in either the Section 423 Component or Non-Section 423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of the Company or any Designated Company participating in the Section 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the Section 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. tax purposes in respect of any Designated Company participating in the Non-Section 423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan.

2.11    “Effective Date” means the date immediately prior to the date the Company’s registration statement relating to its initial public offering becomes effective, provided that the Board has adopted, and the stockholders approved, the Plan prior to or on such date.

2.12     “Eligible Employee” means an Employee:

(a)    who is customarily scheduled to work over 20 hours per week;

(b)    whose customary employment is more than five months in a calendar year;

(c)    who has been employed by the Company or a Designated Company since at least the last day of the second month prior to the month in which the applicable Enrollment Date occurs; and

(d)    who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

For purposes of clause (d), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee:

(x)    any Employee who is a “highly compensated employee” of the Company or any Designated Company (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

(y)     any Employee who is a citizen or resident of a jurisdiction outside the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code;

provided that any exclusion in clauses (x) or (y) shall be applied in an identical manner under each Offering to all Employees in accordance with Treas. Reg. § 1.423-2(e).

Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, (a) the Administrator may limit eligibility further within a Designated Company so as to only designate some Employees of a Designated Company as Eligible Employees, and (b) to the extent any restrictions in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.13    “Employee” means any person who renders services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Company who does not render services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Company and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treas. Reg. § 1.421-1(h)(2).

2.14    “Enrollment Date” means the first date of each Offering Period.

2.15    “Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.

2.16    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.17    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the foregoing, the Fair Market Value on the Initial Grant Date shall be initial public offering price of a share as set forth in the Company’s final prospectus relating to its initial public offering filed with the U.S. Securities and Exchange Commission.

2.18    “Grant Date” means the first day of an Offering Period.

2.19    “Initial Grant Date” means the date the Company’s registration statement relating to its initial public offering becomes effective, provided that the Board has adopted, and the stockholders approved, the Plan prior to or on such date.

2.20    “New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.

2.21    “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.22    “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Article 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.23    “Offering Period” means each consecutive, overlapping twelve (12)-month period commencing on each November 16 and May 16, and with respect to which Options shall be granted to Participants, provided that the first Offering Period (the “Initial Offering Period”) shall commence on the Initial Grant Date and shall end on November 15, 2021. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

2.24    “Option” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.25    “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

2.26    “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

2.27    “Participant” means any Eligible Employee who elects to participate in the Plan.

2.28    “Payday” means the regular and recurring established day for payment of Compensation to an Employee.

2.29    “Plan” means this Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.30    “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

2.31    “Purchase Period” means each consecutive six (6)-month period commencing on each May 16 and November 16 within each Offering Period, provided that the first Purchase Period hereunder shall commence under the Initial Offering Period on the Initial Grant Date and end on May 15, 2021 (the “Initial Purchase Period”). The first Purchase Period of each Offering Period shall commence on the Grant Date and end with the next Exercise Date. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.

2.32    “Section 409A” means Section 409A of the Code.

2.33    “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

2.34    “Subsidiary” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code.

2.35    “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.

2.36    “Treas. Reg.” means U.S. Department of the Treasury regulations.

2.37    “Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.

ARTICLE 3

PARTICIPATION

3.1    Eligibility.

(a)    Any Eligible Employee who is employed by the Company or a Designated Company on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code. Notwithstanding the foregoing, each Eligible Employee who is employed by the Company or a Designated Company on the Initial Grant Date shall be eligible to participate in the Initial Offering Period, subject to the requirements of Articles 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

(b)    No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.

3.2    Election to Participate; Payroll Deductions

(a)    Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company or an Agent designated by the Company an enrollment form including a payroll deduction authorization (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) (a “Participation Election”) no later than the period of time prior to (i) the applicable Enrollment Date or (ii) solely in respect of the Initial Offering Period, the last day of the Initial Purchase Period, in each case, that is determined by the Administrator, in its sole discretion. Except as provided in Sections 3.2(e), 3.2(f) and 3.3 hereof, an Eligible Employee may participate in the Plan only by means of payroll deduction.

(b)    Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) shall be expressed as a whole number percentage. Subject to Section 3.2(e) hereof, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account; provided that for the Initial Offering Period under this Plan, payroll deductions shall not begin until such date determined by the Administrator, in its sole discretion.

(c)    Following at least one payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during a Purchase Period upon ten calendar days’ prior written notice to the Company. After the Initial Offering Period, a Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d)    Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company or an Agent designated by the Company a different Participation Election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

(e)    Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan Account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering. Any reference to “payroll deductions” in this Section 3.2 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 3.2(e).

(f)    Notwithstanding anything in this Section 3.2 to the contrary, each Eligible Employee who is employed by the Company or a Designated Company on the Initial Grant Date shall automatically become a Participant in the Plan with respect to the Initial Offering Period. Each such Participant shall be granted an Option to purchase the maximum number of shares of Common Stock purchasable assuming the maximum amount of contributions permitted to be made by such Participant for such Initial Offering Period pursuant to the terms of this Plan. Following the Initial Grant Date (but in no event prior to the date on which the Company’s registration statement on Form S-8 is filed with the U.S. Securities and Exchange Commission in respect of the Plan), each such Participant may, during the period designated from time to time by the Administrator for such purpose, (i) elect to make such contributions (or a lesser amount of contributions) for the Initial Offering Period by payroll deductions in accordance with the Plan, such payroll deductions not to exceed 15% of such Participant’s Compensation for the Paydays occurring during the Initial Purchase Period, provided that an individual payroll deduction may exceed 15% of such Participant’s Compensation for the applicable Payday or (ii) elect to make no contributions for such Initial Offering Period; provided, however, that, to make contributions by payroll deductions, such Participant must deliver the Participation Election provided by the Company or an Agent designated by the Company for the Initial Offering Period under this Plan on or prior to the date designated by the Administrator for such purpose. If any Participant fails to deliver the Participation Election provided by the Company or an Agent designated by the Company for the Initial Offering Period on or prior to the date designated by the Administrator for such purpose, such Participant shall be deemed to have withdrawn from the Initial Offering Period.

ARTICLE 4

PURCHASE OF SHARES

4.1    Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which all shares of Common Stock available under the Plan have been purchased or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Purchase Period more than such number of whole shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Grant Date of the Offering Period in which the Purchase Period occurs (subject to any adjustment pursuant to Section 5.2 hereof); as a result, in no event will a Participant be eligible to purchase during any Offering Period that number of whole shares of Common Stock determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the Grant Date of such Offering Period (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during Purchase Periods under such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2    Option Price. The Option Price shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator; provided that in no event shall the Option Price be less than the par value per share of the Common Stock.

4.3    Purchase of Shares.

(a)    On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account, subject to the limitations set forth in the Plan. Unless otherwise determined by the Administrator in advance of an Offering, any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be refunded as soon as administratively practicable to the applicable Participant.

(b)    As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares be retained with such brokerage or firm for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares.

4.4    Automatic Termination of Offering Period. If the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Grant Date for an Offering Period, then such Offering Period shall terminate on such Exercise Date after the automatic exercise of the Option in accordance with Section 4.3 hereof, and each Participant shall automatically be enrolled in the Offering Period that commences immediately following such Exercise Date and such Participant’s Participation Election shall remain in effect for such Offering Period.

4.5    Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE 5

PROVISIONS RELATING TO COMMON STOCK

5.1    Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (a) 4,000,000 shares and (b) an annual increase on the first day of each year beginning on January 1, 2022 and annually thereafter ending in 2030 equal to the lesser of (i) 1% of the aggregate number of shares of all classes of the Company’s common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares as may be determined by the Board; provided, however, no more than 89,785,394 shares may be issued under the Plan. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

5.2    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3    Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon (except as may be required by applicable local laws).

5.4    Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of the Participant’s Option.

ARTICLE 6

TERMINATION OF PARTICIPATION

6.1    Cessation of Contributions; Voluntary Withdrawal.

(a)    A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company or an Agent designated by the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). In the event a Participant elects to withdraw from the Plan, amounts then credited to such Participant’s Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon (except as may be required by applicable local laws), and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate. Upon receipt of a Withdrawal Election, the Participant’s Participation Election and the Participant’s Option shall terminate.

(b)    A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)    A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2    Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws). If a Participant transfers employment from the Company or any Designated Company participating in the Section 423 Component to any Designated Company participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-Section 423 Component to the Company or any Designated Company participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE 7

GENERAL PROVISIONS

7.1    Administration.

(a)    The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including without limitation, determining the Designated Companies participating in the Plan, establishing and maintaining an individual securities account under the Plan for each Participant, determining enrollment and withdrawal deadlines and determining exchange rates. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To establish and terminate Offerings;

(ii)    To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii)    To select Designated Companies in accordance with Section 7.2 hereof; and

(iv)    To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.

(c)    The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

(d)    The Administrator may adopt sub-plans applicable to particular Designated Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)    All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2    Designation of Affiliates and Subsidiaries. The Administrator shall designate from time to time the Affiliates and Subsidiaries that shall constitute Designated Companies, and determine whether such Designated Companies shall participate in the Section 423 Component or Non-Section 423 Component; provided, however, that an Affiliate that does not also qualify as a Subsidiary may be designated only as participating in the Non-Section 423 Component. The Administrator may designate an Affiliate or Subsidiary, or terminate the designation of an Affiliate or Subsidiary, without the approval of the stockholders of the Company.

7.3    Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4    No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5    Amendment and Termination of the Plan.

(a)    The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b)    If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)    shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)    allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)    Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may be required by applicable local laws).

7.6    Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose (except as may be required by applicable local laws). No interest shall be paid to any Participant or credited under the Plan (except as may be required by applicable local laws).

7.7    Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8    Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10    Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11    Tax Withholding. At the time of any taxable event that creates a withholding obligation for the Company or any Parent, Affiliate or Subsidiary, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Company that employs or employed the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of shares of Common Stock otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items required to be withheld with respect to the Option and/or shares, or (c) withholding from proceeds from the sale of shares of Common Stock issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.

7.12    Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.

7.13    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14    Conditions To Issuance of Shares.

(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)    All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with U.S. and non-U.S. federal, state or local securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c)    The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

If, pursuant to this Section 7.14, the Administrator determines that shares of Common Stock will not be issued to any Participant, the Company is relieved from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon (except as may be required by applicable local laws).

7.15    Equal Rights and Privileges. All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as each other, or as Eligible Employees participating in the Section 423 Component.

7.16    Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are non-U.S. nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Affiliates or Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

7.17    Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

*    *    *    *    *

I hereby certify that the foregoing Plan was adopted by the Board of Directors of Airbnb, Inc. on [                ].

I hereby certify that the foregoing Plan was approved by the stockholders of Airbnb, Inc. on [                ].

Executed on [                ].

Corporate Secretary